As filed with the Securities and Exchange Commission on April 1, 2003
                                                    Registration No. 333-66358

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        Post-Effective Amendment No. 1
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933


                            ALAMOSA HOLDINGS, INC.
            (Exact Name of Registrant as Specified in its Charter)

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

            Delaware                            4812                       75-2890997
 (State or Other Jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)      Identification Number)


                               5225 S. Loop 289
                               Lubbock, TX 79424
                                (806) 722-1100
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)


                               David E. Sharbutt
                            Chief Executive Officer
                            Alamosa Holdings, Inc.
                               5225 S. Loop 289
                               Lubbock, TX 79424
                                (806) 722-1100
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)


                                   Copy to:
                           Fred B. White, III, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                           New York, New York 10036
                                (212) 735-3000


         Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

DEREGISTRATION OF SECURITIES

         On July 25, 2001 Alamosa Holdings, Inc. ("Alamosa") filed a registration statement on Form S-1 (No. 333-66358), which was subsequently amended on September 25, 2001 (as amended, the "Registration Statement") that registered 30,649,990 shares (the "Shares") of its common stock for resale from time to time. The Registration Statement was declared effective by the Securities and Exchange Commission (the "Commission") on September 28, 2001.

         The Registration Statement was filed in order to register shares of Alamosa's common stock issued to former members of Roberts Wireless Holdings, L.L.C., former members of WOW Holdings, LLC and former stockholders of Southwest PCS Holdings, Inc., which were acquired by Alamosa on February 14, 2001, February 14, 2001 and March 31, 2001, respectively.

         In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, Alamosa, pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, hereby deregisters, as of the date hereof, all of the Shares unsold under the Registration Statement.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lubbock, State of Texas, on March 31, 2003.

                                         ALAMOSA HOLDINGS, INC.


                                         By: /s/ David E. Sharbutt
                                             ---------------------------------
                                             David E. Sharbutt
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of March, 2003.


           NAME                                       TITLE


    /s/ David E. Sharbutt                   Chairman of the Board of Directors
--------------------------------------      and Chief Executive Officer
        David E. Sharbutt                   (Principal Executive Officer)


                 *                          Chief Financial Officer
---------------------------------------     (Principal Financial and
        Kendall W. Cowan                    Accounting Officer)


                 *                          Director
--------------------------------------
        Ray M. Clapp, Jr.


                 *                          Director
--------------------------------------
        Scotty Hart


                 *                          Director
--------------------------------------
        Schuyler B. Marshall


                                            Director
-------------------------------------
        Allan T. McInnes

                                            Director
-------------------------------------
        John F. Otto, Jr.


                *                           Director
-------------------------------------
        Thomas F. Riley, Jr.


                                            Director
-------------------------------------
        Michael V. Roberts


                                            Director
-------------------------------------
        Steven C. Roberts


                *                           Director
------------------------------------
        Jimmy R. White



* By: /s/ David E. Sharbutt
  ---------------------------------
   Name:  David E. Sharbutt
   Title: Attorney-In-Fact